Exhibit 10.1

TERMINATION OF PURCHASE AGREEMENT

          THIS TERMINATION is made effective this 3rd day of January, 2006, by and between Northern Technologies International Corporation, a Minnesota company (the “Seller”) and Mountain Machine Inc., a Minnesota corporation, (the “Buyer”).

Preliminary Statement of Facts

          Seller and Buyer entered into that certain Purchase Agreement (the “Agreement”), dated September 30, 2005, for the sale of certain real estate located at 6680 Hodgson Road, Lino Lakes, Minnesota (the “Property”).

          Seller and Buyer desire to establish and evidence the termination of all their interests in and to the Agreement pursuant to the terms and conditions of this Termination.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.          Termination of Agreement.  Seller and Buyer hereby acknowledge and agree that the Agreement is now null, void and of no further force and effect.

          2.          Release of Property.  Buyer hereby releases, conveys, grants all of its interest in and to the Property unto Seller.

          IN AGREEMENT, the parties have executed this Termination as of the date first above written.

PURCHASER:

Mountain Machine Inc.,

SELLER:

Northern Technologies International Corporation,
Matthew Wolsfeld CFO